Exhibit 99.2

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Achieves AS9100D with ISO 9001:2015 Certification for Quality Management Systems

Expands revenue opportunities with ability to manufacture products for aerospace and defense customers

VERNAL, UT, December 9, 2020 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), an innovator and manufacturer of drilling tool technologies, today announced that it has been awarded the AS9100D with ISO 9001:2015 certification for its quality management systems (QMS) and for meeting QMS requirements specific to the aviation, space and defense industry.

Troy Meier, Chairman and CEO of SDP commented, “Superior Drilling Products has always had an intent focus on delivering quality. The ISO 9001 certification is validation of our ability to consistently deliver to global quality standards and enables us to qualify as a supplier for a broader base of customers and industries. Of note, we achieved the AS9100D certification which establishes additional requirements for critical industries that expand our addressable market. The certification furthers our commitment to our customers to practice repeatable, reliable, and continuously improving processes that deliver world-class products.”

ISO 9001:2015 is an international QMS standard developed and published by the International Organization for Standardization. AS9100D is an international QMS standard published by the Society of Automotive Engineers (SAE). The standards are based on several quality management principles, including an outlined process-based method, strong customer focus, and involvement of upper-level company leadership. Organizations worldwide use the standard to demonstrate the ability to consistently provide products and services that meet customer and regulatory requirements.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at www.sdpi.com.

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Superior Drilling Products, Inc. Achieves AS9100D with ISO 9001:2015 Certification for Quality Management Systems

December 9, 2020

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, the ability to expand into the aerospace, space and defense industries, add new customers in these new industries and consistently achieving the QMS standards are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; our ability to maintain our NYSE American listing; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, contact investor relations:

Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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